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                                                                    Exhibit 21
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SUBSIDIARIES OF THE REGISTRANT

Name of Subsidiary                 State of Incorporation
------------------                 ----------------------

McRae Graphics, Inc.                  North Carolina

Rae-Print Packaging, Inc.             North Carolina

Compsee, Inc. (92% ownership)         North Carolina

Hoke Development Company, Inc.        North Carolina

McRae Boot, Inc.                      North Carolina

DataScan Corporation                  South Carolina

System Integrators Plus, Inc.         North Carolina

American West Trading Company         Tennessee